Exhibit 99.3

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact: Jill Peters

(818) 871-8342
jpeters@thecheesecakefactory.com

THE CHEESECAKE FACTORY TO WEBCAST
SECOND QUARTER FISCAL 2008 EARNINGS
CONFERENCE CALL ON JULY 24, 2008

Calabasas Hills, CA – July 17, 2008 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today announced it will release second quarter fiscal 2008 financial results after the market close on Thursday, July 24, 2008.  The Company will hold a conference call the same day, hosted by David Overton, Chairman and CEO, and Michael Dixon, Senior Vice President and CFO, at 2:00 p.m. Pacific Time, which will be broadcast live over the Internet.

To listen to the conference call, please go to the Company’s website at thecheesecakefactory.com at least 15 minutes prior to the call to register and download any necessary audio software.  Click on the “Investors” link on the home page, and select the link for the “Q2 2008 The Cheesecake Factory Earnings Conference Call” at the top of the page.  An archive of the webcast will be available shortly after the call and continue through August 23, 2008.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated (NASDAQ: CAKE) created the upscale casual dining segment in 1978 with the introduction of its namesake concept and continues to define it today with the two highest productivity concepts in the industry.  The Company operates 143 restaurants throughout the U.S. under The Cheesecake Factory® name with an extensive menu of more than 200 items and fiscal 2007 average annual unit sales of approximately $10.4 million.  Grand Lux Cafe®, the Company’s second concept, has 13 units in operation across the U.S. offering a broad menu of more than 150 items and average annual unit sales of approximately $12.7 million in fiscal 2007.  The Company also operates one unit of its newest concept, RockSugar Pan Asian Kitchen™, and two bakery production facilities in Calabasas Hills, CA and Rocky Mount, NC that produce over 60 varieties of quality cheesecakes and other baked products.  Additionally, the Company licenses two bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe® mark.  For more information, please visit thecheesecakefactory.com.

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The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100